COMPARISON OF CHANGE IN VALUE OF $10,000
    INVESTMENT IN DREYFUS BASIC GNMA FUND AND
    THE LEHMAN BROTHERS GNMA INDEX

     EXHIBIT A:
     _______________________________________________________
    |           |                        |                 |
    |           |      LEHMAN BROTHERS   |                 |
    |  PERIOD   |           GNMA         |  DREYFUS BASIC  |
    |           |          INDEX *       |    GNMA FUND    |
    |-----------|------------------------|-----------------|
    |  8/5/87   |              10,000    |          10,000 |
    | 12/31/87  |              10,306    |          10,374 |
    | 12/31/88  |              11,213    |          11,470 |
    | 12/31/89  |              12,972    |          12,436 |
    | 12/31/90  |              14,344    |          13,503 |
    | 12/31/91  |              16,646    |          15,296 |
    | 12/31/92  |              17,879    |          16,370 |
    | 12/31/93  |              19,056    |          17,803 |
    | 12/31/94  |              18,769    |          17,627 |
    | 12/31/95  |              21,970    |          20,556 |
    |------------------------------------------------------|

     *Lehman Brothers